                                6,500,000 SHARES

                                  OXiGENE, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------
                                                               December 14, 2005

SG COWEN & CO., LLC
LAZARD CAPITAL MARKETS LLC
   As Representatives of the several Underwriters
c/o SG Cowen & Co., LLC
1221 Avenue of the Americas
New York, New York 10020

Dear Sirs:

1. INTRODUCTORY. OXiGENE, Inc., a Delaware corporation (the "Company"), proposes to sell, pursuant to the terms of this Underwriting Agreement ("Agreement"), to the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), an aggregate of 6,500,000 shares of common stock, par value $.01 per share (the "Common Stock"), of the Company. The aggregate of 6,500,000 shares so proposed to be sold is hereinafter referred to as the "Firm Stock". The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 3 hereof, up to an additional 975,000 shares of Common Stock (the "Optional Stock"). The Firm Stock and the Optional Stock are hereinafter collectively referred to as the "Stock". SG Cowen & Co., LLC ("SG Cowen") and Lazard Capital Markets LLC are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to collectively as the "Representatives".

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to, and agrees with, the several Underwriters that:

      (a) The Company meets the requirements for use of Form S-3 in connection with the sale of the Stock and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-128528), including a prospectus relating to the Stock, for the registration of such securities under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the Commission thereunder; a prospectus supplement reflecting the terms of the Stock, the terms of the offering thereof and the other matters set forth therein has been prepared or will be prepared and will be filed pursuant to Rule 424(b) under the Securities Act (such prospectus supplement, in the form first filed after the date hereof pursuant to Rule 424(b), is herein referred to as the "Prospectus Supplement"); such registration statement, as amended at the date hereof, including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto, in the form in which it was declared effective by the Commission under the Securities Act is herein referred to as the "Initial Registration Statement" and the base prospectus dated October 6, 2005, included therein and relating to all offerings of securities under the Initial Registration Statement, as supplemented by the Prospectus Supplement, is herein referred to as the "Prospectus," except that if such base prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424(b), then the term "Prospectus" shall refer to the base prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Exchange Act"), that are incorporated by reference therein; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, in the form delivered to you for each of the other Underwriters, has been declared effective by the Commission in such form; other than the Preliminary Prospectus Supplement (defined below) the Prospectus Supplement and a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act and the Rules and Regulations, which became effective
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                                       2

      upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the Rules and Regulations and the preliminary prospectus supplement dated December 1, 2005 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations (the "Preliminary Prospectus Supplement"), is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including (i) the information contained in the Prospectus and
      (ii) the documents incorporated by reference in the Prospectus, are hereinafter collectively called the "Registration Statements"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statements shall be deemed to refer to and include any annual report of the Company filed pursuant to
      Section 13(a) or 15(d) of the Exchange Act after the effective date of the Initial Registration Statement that is incorporated by reference in the Registration Statements. No document has been or will be prepared or distributed in reliance on Rule 434 under the Securities Act. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission.

      (b) The Initial Registration Statement conforms (and the Rule 462(b) Registration Statement, if any, the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and any amendments or supplements thereto when they become effective or are filed with the Commission, as the case may be, will conform) in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statements and any amendments thereto) and as of the respective applicable filing dates and the Time of Sale (as to the Prospectus, the Preliminary Prospectus Supplement, the Prospectus Supplement and any amendment or supplement thereto) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statements or the Prospectus or any such amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 17). For purposes of this Agreement, "Time of Sale" means 9:00 a.m., New York City time, on December 15, 2005.

      (c) The documents incorporated by reference in the Prospectus or deemed to be part of the Registration Statements, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or deemed to be part of the Registration Statement, when such documents become effective or are filed with Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

      (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the business in which it is engaged, except where the failure to so qualify or have such power or authority would not have, singularly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company (a "Material Adverse Effect").

      (e) This Agreement has been duly authorized, executed and delivered by the Company.

      (f) The Company does not have any subsidiaries nor, except as disclosed in the Prospectus and except for the Company's ownership of approximately 9.7% of the issued and outstanding shares of the common stock of Optigenex, Inc., does the Company own or hold any equity interests in any other entity equal to 1% or more of the outstanding equity interests of any such entity.

      (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the Company or any statute or any rule or regulation or any judgment, order or decree of any court or governmental agency or body, specifically naming the Company, and having jurisdiction over the Company or any of its properties or assets.

      (h) The Stock to be issued and sold by the Company to the Underwriters hereunder has been duly and validly authorized and, when issued and delivered against payment therefor as provided herein will be duly and validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Prospectus and the Underwriters will acquire good and valid title to the Stock, free and clear of all liens, encumbrances, equities, preemptive rights, subscription rights, other rights to purchase, voting or transfer restrictions and other claims.

      (i) The Company has the authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been (and with respect to the Stock will be, as of each date of issuance of such Stock) duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Prospectus. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

      (j) The Company has delivered, or will as promptly as practicable deliver, to the Representatives complete conformed copies of the Registration Statements and of each consent and certificate of experts filed as a part thereof, and conformed copies of the Registration Statements (without exhibits), the Prospectus and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Representatives reasonably request. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the completion of the distribution of Stock, any offering material in connection with the offering and sale of the Stock other than the Prospectus, the Prospectus Supplement, the Registration Statements, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.
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                                       4

      (k) Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities or "blue sky" laws, the National Association of Securities Dealers, Inc. ("NASD"), and the NASDAQ National Market System ("NASDAQ") in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

      (l) Ernst & Young LLP, who have expressed their opinions on the audited financial statements and related schedules incorporated by reference in the Registration Statements and the Prospectus are, and during the periods covered by their reports, were, registered independent public accountants with respect to the Company as required by the Securities Act and the Rules and Regulations. All audit and non-audit services, other than de minimus services, provided by Ernst & Young LLP to the Company since July 30, 2002, have been pre-approved by the audit committee of the Company's board of directors in accordance with Section 10A of the Exchange Act.

      (m) The financial statements, together with the related notes, incorporated by reference in the Prospectus and in the Registration Statements fairly present the financial position and the results of operations and changes in financial position of the Company at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with generally accepted accounting principles in the United States ("GAAP") applied on a consistent basis except as may be set forth in the Prospectus. The financial statements, together with the related notes and schedules, included or incorporated by reference in the Prospectus comply in all material respects with the Securities Act and the Rules and Regulations thereunder. No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations thereunder to be included in the Prospectus or the Registration Statement.

      (n) The Company has not sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, (i) there has not been any change in the capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, general affairs, management, financial position, stockholders' equity or results of operations of the Company, in each case otherwise than as set forth or contemplated in the Prospectus and (ii), except as disclosed in the Registration Statements, the Prospectus and the Prospectus Supplement, the Company has not (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

      (o) Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company is a party or of which any property or assets of the Company are the subject which is required to be described in the Registration Statements or the Prospectus and is not described therein, or which, singularly or in the aggregate, if determined adversely to the Company could reasonably be expected to have a Material Adverse Effect or would prevent or adversely affect the ability of the Company to perform its obligations under this Agreement; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

      (p) The Company is not (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any statute, law, ordinance, governmental rule or regulation or any judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its property or assets (including, without limitation, those administered by the Food and Drug Administration (the "FDA") or by any foreign, federal, state or local governmental or regulatory authority performing functions similar to those performed by the FDA), except, with respect to clauses (ii) and (iii), any violations or defaults which, singularly or in the aggregate, would not have a Material Adverse Effect.

      (q) The Company possesses all licenses, certificates, authorizations and permits issued by, and has made all declarations and filings with, the appropriate state, federal or foreign regulatory agencies or bodies which are necessary or desirable for the ownership of its properties or the conduct of its business as described in the Prospectus except where any failures to possess or make the same, singularly or in the aggregate, would not have a Material Adverse Effect, and the Company has not received notification of any revocation or modification of any such license, certificate, authorization or permit and has no reason to believe that any such license, certificate, authorization or permit will not be renewed.

      (r) The Company is not, and after giving effect to the offering of the Stock and the application of the proceeds thereof as described in the Prospectus will not become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations of the Commission thereunder.

      (s) Neither the Company nor any of its officers, directors or, to the Company's knowledge, its affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

      (t) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus Supplement, including any sales pursuant to Rule 144A under, or Regulations D or S under, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

      (u) To the Company's best knowledge, the Company owns or possesses adequate rights to use all patents, patent applications, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, trademark registrations, service marks, service mark registrations, trade names, mask work rights and other intellectual property necessary to carry on the business now operated by it or proposed to be operated by it as described in the Prospectus with respect to Combretastatin product candidates currently the subject of clinical trials, as well as the TRIS salt and disodium salt formulations of CA4P (the "Business") (collectively, "Intellectual Property"), except where the lack of such ownership or rights to use would not have a Material Adverse Effect. Except as disclosed in the Prospectus, there is no litigation or other proceeding pending or, to the Company's knowledge, threatened and no claims are presently being asserted by any third party challenging or questioning the ownership, validity, or enforceability of the Company's right to use or own any Intellectual Property or asserting that the use of any Intellectual Property by the Company or the operation of the Business infringes upon or misappropriates the Intellectual Property of any third party, and the Company is unaware of any facts which would form a reasonable basis for any such claim. Except as disclosed in the Prospectus, the Company is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any of the Company's Intellectual Property or the operation of the Business. Except as disclosed in the Prospectus, the Company is not otherwise aware of any facts or circumstances which would render any of the Company's Intellectual Property invalid or inadequate to protect the interests of the Company therein, or with respect to the patent applications contained in the Intellectual Property, unpatentable. Except as disclosed in the Prospectus, or as would not, individually or in the aggregate have a Material Adverse Effect, to the best of the Company's knowledge, (i) there is no infringement by third parties engaged in commercial activity of any Intellectual Property of the Company relating to the Business and (ii) there are no non-commercial activities being performed by any third parties which, upon commercialization thereof, could reasonably be expected to infringe on the Intellectual Property of the Company. The Company has taken all steps necessary to perfect its ownership of and interest in the Intellectual Property.

      (v) Except as disclosed in the Prospectus, the Company has or believes that it can obtain in the ordinary course of business when required, all material licenses, certificates, permits, consents, orders, approvals and authorizations from United States and foreign government authorities, including, without limitation, the FDA and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), in each jurisdiction where the Company's current product candidates, as described in the Prospectus, are proposed to be registered for sale (each a "Permit") that are necessary to the ownership of the Company's property or to the conduct of its business in the manner and to the extent now conducted, with no material restrictions or qualifications (assuming no material future changes, which are not currently proposed, in applicable regulations governing the process of obtaining such licenses, certificates, permits, consents, orders, approvals and authorizations). Each issued Permit is currently in full force and effect, and no proceeding has been instituted or is pending or, to the best of the Company's knowledge, is contemplated or threatened, which in any manner adversely affects or draws into question the validity or effectiveness thereof or relates in any way to the revocation or modification thereof.

      (w) Each Investigational New Drug application ("IND") to the FDA or similar application to foreign regulatory bodies, and related documents and information, has been submitted and maintained in compliance in all material respects with applicable statutes, rules and regulations administered or promulgated by the FDA or other regulatory body. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Prospectus were and, if still pending, are being, conducted, to the best of the Company's knowledge, in all material respects in accordance with experimental protocols, procedures and controls pursuant to all applicable current Good Laboratory and Good Clinical Practices and the drug substances used in the clinical trials have been manufactured under current Good Manufacturing Practices. The Company uses all commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials and, based upon (i) the information provided to the Company by the third parties conducting such studies, tests and preclinical and clinical trials that are described in the Prospectus and the Company's review of such information, and (ii) the Company's actual knowledge, the Company reasonably believes that the descriptions of the results of such studies, tests and preclinical and clinical trials are accurate and complete in all material respects. The Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company. No filing or submission to the FDA or any other regulatory body, that is intended to be the basis for any approval of the Company's product candidates, contains any material omission or material false information.

      (x) The Company has made available to counsel to the Underwriters FDA and regulatory correspondence logs, and such logs contain complete and accurate descriptions, in all material respects, of all material correspondence between the Company on the one hand and the FDA on the other hand, relating to the clinical trials of the Company's product candidates under development being conducted under the two Company-sponsored INDs.

      (y) The Company has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company taken as a whole, in each case free and clear of all liens, encumbrances, claims and defects that may result in a Material Adverse Effect.

      (z) No organized labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent which might be expected to have a Material Adverse Effect. The Company is not aware that any key employee or significant group of employees of the Company plans to terminate employment with the Company.

      (aa) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")), which is not otherwise exempt, or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan which could have a Material Adverse Effect; each employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company has not incurred, and does not expect to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan"; and each "pension plan" (as defined in ERISA) for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification in such a way as would result in a Material Adverse Effect.

      (bb) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the best of the Company's knowledge, any other entity for whose acts or omissions the Company is or may be liable) upon any of the property now or previously owned, controlled or leased by the Company (or any of its previously owned or controlled subsidiaries), or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability under laws, rules and regulations relating to the protection of the environment, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries have knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Effect.

      (cc) The Company and each of its subsidiaries (when any such subsidiaries were in existence) (i) have filed with all necessary federal, state and foreign income and franchise tax returns, (ii) have paid all federal state, local and foreign taxes due and payable for which it is liable, and
      (iii) do not have any tax deficiency or claims outstanding or assessed or, to the best of the Company's knowledge, proposed against it which could reasonably be expected to have a Material Adverse Effect.

      (dd) The Company carries, or is covered by, insurance in such amounts and covering such risks as it reasonably believes to be adequate for the conduct of its business and the value of its properties and as it reasonably believes to be customary for companies engaged in similar businesses in similar industries.

      (ee) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and the chief executive officer and the chief financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission which are applicable to the Company, and the statements contained in any such certification are complete and correct.

      (ff) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company's principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company's most recent annual or quarterly report filed with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

      (gg) Based on the most recent evaluation of its disclosure controls and procedures, the Company is not aware of: (i) any significant deficiency in the design or operation of its internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data; (ii) any material weaknesses in internal controls; or
      (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

      (hh) Since the date of the most recent evaluation of such disclosure controls and procedures, there has been no change in internal control over financial reporting that occurred during the fiscal quarter ended September 30, 2005, that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses that would have such a material effect.

      (ii) There are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships not set forth in the Prospectus, with unconsolidated entities or other persons, that may have a Material Adverse Effect on the Company's financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

      (jj) The minute books of the Company and each of its subsidiaries (for such periods that any such subsidiaries were in existence) have been made available to the Underwriters and counsel for the Underwriters, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company and each of its subsidiaries since the time of their respective incorporation through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

      (kk) There is no franchise, lease, contract, agreement or document required by the Securities Act or by the Rules and Regulations to be described in the Prospectus or to be filed as an exhibit to the Registration Statements which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in, or incorporated by reference to, the Registration Statements are accurate and complete descriptions of such documents in all material respects. Other than as described in the Prospectus, no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice, nor does it have any other knowledge, of any such pending or threatened suspension or termination, except for such pending or threatened suspensions or terminations that would not reasonably be expected to, singularly or in the aggregate, have a Material Adverse Effect.

      (ll) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes to be reliable and accurate.

      (mm) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

      (nn) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

      (oo) No person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right or who have been given timely and proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

      (pp) The Company does not own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Stock will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Stock to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

      (qq) The Company is not a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Stock and the Company shall hold the Underwriters harmless from and against any such fees.

      (rr) The Stock is registered under the Exchange Act and is duly listed and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market and the Company has taken no action that is designed to terminate, or that the Company reasonably believes is likely to have the effect of terminating, the registration of the Common Stock under the Exchange Act or delisting or suspending from trading the Common Stock from Nasdaq, nor has the Company received any information from the Commission or the NASD suggesting that it is contemplating terminating or suspending such registration or listing.

      (ss) The Company has taken all necessary actions to ensure that, upon and at all times after Nasdaq shall have approved the Stock for listing, the Company will be in compliance with all applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules that are then in effect and is actively taking steps to ensure that it will be in compliance with other applicable corporate governance requirements set forth in the Nasdaq Marketplace Rules not currently in effect upon and all times after the effectiveness of such requirements.

      (tt) Neither the Company nor, to the best of the Company's knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

      (uu) There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company's liquidity or the availability of or requirements for its capital resources required to be described in the Prospectus which have not been described as required.

      (vv) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

      (ww) There are no affiliations with the NASD among the Company's officers, directors or, to the best of the knowledge of the Company, any five percent (5%) or greater stockholder of the Company, except as set forth in the Registration Statements or the Prospectus or otherwise disclosed in writing to the Representatives.

      (xx) No approval of the shareholders of the Company under the rules and regulations of any trading market is required for the Company to issue and deliver the Stock to the Underwriters, including such as may be required pursuant to Rule 4350 of the Nasdaq Marketplace Rules.

3. PURCHASE SALE AND DELIVERY OF OFFERED SECURITIES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company that number of shares of Firm Stock (rounded up or down, as determined by SG Cowen in its discretion, in order to avoid fractions) obtained by multiplying 6,500,000 shares of Firm Stock by a fraction the numerator of which is the number of shares of Firm Stock set forth opposite the name of such Underwriter in Schedule A hereto and the denominator of which is the total number of shares of Firm Stock.

      The purchase price per share to be paid by the Underwriters to the Company for the Stock will be $3.4127 per share (the "Purchase Price").

The Company will deliver the Firm Stock to the Representatives for the respective accounts of the several Underwriters through the facilities of the Depository Trust Company ("DTC") for the account of the applicable Underwriters against payment of the aggregate Purchase Price therefor by wire transfer to an account at a bank acceptable to SG Cowen, payable to the order of the Company, all at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The time and date of the delivery and closing shall be at 10:00 A.M., New York time, on December 20, 2005, in accordance with Rule 15c6-1 of the Exchange Act. The time and date of such payment and delivery are herein referred to as the "First Closing Date". The First Closing Date and the location of delivery of, and the form of payment for, the Firm Stock may be varied by agreement between the Company and SG Cowen.

      The Company shall make the certificates for the Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York at least twenty-four hours prior to the First Closing Date.

For the purpose of covering any over-allotments in connection with the distribution and sale of the Firm Stock as contemplated by the Prospectus Supplement, the Underwriters may purchase all or less than all of the Optional Stock. The price per share to be paid for the Optional Stock shall be the Purchase Price. The Company agrees to sell to the Underwriters the number of shares of Optional Stock specified in the written notice by SG Cowen described below and the Underwriters agree, severally and not jointly, to purchase such shares of Optional Stock. Such shares of Optional Stock shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Stock set forth opposite such Underwriter's name bears to the total number of shares of Firm Stock sold in the Offering (subject to adjustment by the Representatives to eliminate fractions). The option granted hereby may be exercised as to all or any part of the Optional Stock at any time, and from time to time, not more than thirty (30) calendar days subsequent to the date of this Agreement. No Optional Stock shall be sold and delivered unless the Firm Stock previously has been, or simultaneously is, sold and delivered to and purchased by the Underwriters in accordance with this Agreement. The right to purchase the Optional Stock or any portion thereof may be surrendered and terminated at any time upon notice by SG Cowen to the Company.

      The option granted hereby may be exercised by written notice being given to the Company by SG Cowen setting forth the number of shares of the Optional Stock to be purchased by the Underwriters and the date and time for delivery of and payment for the Optional Stock. Each date and time for delivery of and payment for the Optional Stock (which may be the First Closing Date, but not earlier) is herein called the "Option Closing Date" and shall in no event be earlier than two (2) business days nor later than five (5) business days after written notice is given. (The Option Closing Date and the First Closing Date are herein each called the "Closing Date" and collectively, the "Closing Dates".)

      The Company will deliver the Optional Stock to the Representatives for the respective accounts of the several Underwriters through the facilities of DTC for the account of the applicable Underwriters pursuant to instructions given by the Representatives at or prior to 12:00 Noon, New York time, on the second full business day preceding the Option Closing Date) against payment of the aggregate Purchase Price therefor in federal (same day) funds by wire transfer to an account at a bank acceptable to SG Cowen payable to the order of the Company, all at the offices of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, NY 10104. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder. The Company shall make the certificates for the Optional Stock available to the Representatives for examination on behalf of the Underwriters in New York, New York not later than 10:00 A.M., New York Time, on the business day preceding the Option Closing Date. The Option Closing Date and the location of delivery of, and the form of payment for, the Optional Stock may be varied by agreement between the Company and SG Cowen.

      The several Underwriters propose to offer the Stock for sale upon the terms and conditions set forth in the Prospectus.

4. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters that:

      (a) The Company will prepare a Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; prepare the Prospectus Supplement in a form approved by the Representatives and file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act not later than the second business day following the execution and delivery of this Agreement; make no further amendment or any supplement to the Registration Statements or to the Prospectus prior to the Option Closing Date to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and furnish the Representatives with copies thereof; file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus Supplement and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Stock, advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statements or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, use promptly all commercially reasonable efforts to obtain its withdrawal.

      (b) The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Stock that would constitute an "issuer free writing prospectus" (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act. The Company agrees that (i) it has treated, and will treat, as the case may be, each free writing prospectus as an issuer free writing prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any free writing prospectus, including in respect of timely filing with the Commission, legending and record keeping.

      (c) If at any time prior to the expiration of nine months after the date of the Prospectus Supplement when a prospectus relating to the Stock is required to be delivered any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time during such nine month period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives thereof and upon its request will prepare an amended or supplemented Prospectus or make an appropriate filing pursuant to Section 13 or 14 of the Exchange Act which will correct such statement or omission or effect such compliance. The Company will furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of such amended or supplemented Prospectus; and in case any Underwriter is required to deliver a prospectus relating to the Stock nine months or more after the date of the Prospectus Supplement, the Company upon the request of the Representatives and at the expense of such Underwriter will prepare promptly an amended or supplemented Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act.

      (d) The Company shall promptly furnish to each of the Representatives and counsel for the Underwriters, a signed copy of each of the Registration Statements as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

      (e) The Company shall promptly deliver to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statements as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (ii) each Preliminary Prospectus; (iii) the Prospectus Supplement (not later than 10:00 a.m., New York time, on the business day following the execution and delivery of this Agreement) and any amended or supplemented Prospectus (not later than 10:00 a.m., New York City time, on the business day following the date of such amendment or supplement); and (iv) any document incorporated by reference in the Prospectus (excluding exhibits thereto).

      (f) The Company shall make generally available to its shareholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of the Initial Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158 under the Securities Act).

      (g) The Company shall promptly take from time to time such actions as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and to continue such qualifications in effect for so long as required for the distribution of the Stock; provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.

      (h) During the five (5) year period commencing upon the date hereof, the Company will deliver to the Representatives and, upon request, to each of the other Underwriters, (i) as soon as they are available, copies of all reports or other communications furnished to shareholders and (ii) as soon as they are available, copies of any reports and financial statements furnished or filed by the Company with the Commission pursuant to the Exchange Act or any national securities exchange or automatic quotation system on which the Stock is listed or quoted. Such delivery requirements shall be deemed satisfied by the filing of any such documents on the Commission's EDGAR filing system, with respect to any documents so filed.

      (i) The Company will not directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock for a period of 90 days from the date of the Prospectus Supplement (the "Lock-Up Period") without the prior written consent of SG Cowen other than the Company's sale of the Stock hereunder and the issuance of shares pursuant to (i) employee benefit plans, equity incentive plans or other employee compensation plans as in existence on the date hereof and as described in the Prospectus or (ii) currently outstanding options, warrants or rights; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless SG Cowen waives, in writing, such extension. The Company will cause each officer and director listed in Schedule B to furnish to the Representatives, prior to the First Closing Date, a letter, substantially in the form of Exhibit A hereto.

      (j) The Company will supply the Representatives and their counsel with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Stock under the Securities Act.

      (k) Prior to each of the Closing Dates, the Company will furnish to the Representatives, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

      (l) Prior to each of the Closing Dates, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representatives are notified), without the prior written consent of the Representatives (which consent shall not be unreasonably withheld or delayed), unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law.

      (m) In connection with the offering of the Stock, until SG Cowen shall have notified the Company of the completion of the resale of the Stock, the Company will not, and will use its best reasonable efforts to cause its affiliated purchasers (as defined in Regulation M under the Exchange
      Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Stock, or attempt to induce any person to purchase any Stock; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Company's Common Stock.

      (n) The Company shall at all times comply with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

      (o) The Company will apply the net proceeds from the sale of the Stock as set forth in the Prospectus under the heading "Use of Proceeds".

5. PAYMENT OF EXPENSES. The Company agrees with the Underwriters to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Stock and any taxes payable in that connection, (b) the costs incident to the registration of the Stock under the Securities Act, (c) the costs incident to the preparation, printing and distribution, as the case may be, of the Registration Statements, Preliminary Prospectus, Preliminary Prospectus Supplement, Prospectus, Prospectus Supplement, any amendments, supplements and exhibits thereto or any document incorporated by reference therein, the costs of printing, reproducing and distributing the "Agreement Among Underwriters" between the Representatives and the Underwriters, the Master Selected Dealers' Agreement, the Underwriters' Questionnaire and this Agreement by mail, telex or other means of communications, (d) the fees and expenses (including the reasonable related fees and expenses of counsel for the Underwriters) incurred in connection with filings made with the NASD, (e) any applicable listing or other similar fees, (f) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing blue sky memoranda and legal investment surveys (including reasonable related fees and expenses of counsel to the Underwriters), (g) all fees and expenses of the registrar and transfer agent of the Common Stock, (h) any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Stock, including the cost of any aircraft chartered in connection with attending or hosting such meetings and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company's counsel and the Company's independent accountants); provided, that, except as otherwise provided in this Section 5 and in Section 8, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

6. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the several Underwriters hereunder are subject to the accuracy, when made and on each of the Closing Dates, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

      (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statements or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives. The Rule 462(b) Registration Statement, if any, and the Prospectus shall have been timely filed with the Commission in accordance with Section 4(a).

      (b) None of the Underwriters shall have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

      (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Stock, the Registration Statements and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

      (d) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, shall have furnished to the Representatives on each Closing Date, such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated on each Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing as a foreign corporation in the jurisdictions set forth on a schedule to such opinion, and has the requisite corporate power and authority to own, hold or lease its properties and to conduct the business in which it is engaged, except where the failure to have such power or authority would not have, singularly or in the aggregate, a Material Adverse Effect.

            (ii) The Company has the authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been, and the Stock being delivered on the Closing Date, when issued in accordance with this Agreement will be, duly authorized, validly issued, and fully paid and non-assessable, and conform to the description thereof contained in the Prospectus.

            (iii) There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument filed as an exhibit to the Registration Statement or incorporated by reference therein, other than this Agreement.

            (iv) The Company has the corporate power and authority to execute and deliver the Underwriting Agreement and the Stock and to perform its obligations under the Underwriting Agreement. All corporate action required to be taken for the due and proper authorization, execution and delivery of the Underwriting Agreement and the Stock and consummation of the transactions contemplated by the Underwriting Agreement have been duly and validly taken.

            (v) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

            (vi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement or incorporated by reference therein, (ii) result in any violation of the Charter or by-laws of the Company, or (iii) result in the violation of any applicable statute or any order, rule or regulation, known to us to be customarily applicable to transactions of this nature, of any court or governmental agency, or any judgment, order or decree of which we are aware specifically naming the Company of any court or governmental agency or body having jurisdiction over the Company or its properties or assets, except in the cases of (i) and (iii) where such conflict, breach or violation would not result in a Material Adverse Effect. Except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws or Nasdaq in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

            (vii) The statements in the Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, under the captions "Governmental Regulation and Product Approval", "Risk Factors - Our products are subject to extensive government regulation, which results in uncertainties and delays in the progress of our products through the clinical trial process" and "Legal Proceedings", (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, under the caption "Legal Proceedings",
                  (iii) Initial Registration Statement under the captions "Description of Common Stock", "Description of Debt Securities", "Description of Warrants" and "Indemnification of Directors and Officers" and (iv) Prospectus Supplement under the captions "Risk Factors - Risks Related to our Business - We are subject to extensive government regulation, including the requirement of approval before any of our product candidates can be marketed, which may result in uncertainties and delays in the progress of our product candidates through the clinical trial process", "Risk Factors - Risks Related to this Offering and our Common Stock - Our Restated Certificate of Incorporation, our shareholders rights agreement and Delaware law could defer a change of our management which could discourage or delay offers to acquire us", to the extent they constitute summaries of matters of law or regulation or legal conclusions, have been reviewed by such counsel and fairly summarize the matters described therein in all material respects.

            (viii) To such counsel's knowledge, there are no legal or
                   governmental proceedings pending, or proceedings contemplated by governmental authorities, to which the Company is a party or of which any property or asset of the Company is the subject which proceedings are required by Item 103 of Regulation S-K to be described in the Registration Statement or Prospectus that are not so described or incorporated by reference therein.

            (ix) The Initial Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein, the Prospectus Supplement was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or, to the knowledge of such counsel, threatened by the Commission.

            (x) The Initial Registration Statement and the Rule 462(b) Registration Statement, as of their respective effective dates, as applicable, and the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, as of their respective filing dates, and any further amendments or supplements thereto, as of their respective dates, made by the Company prior to the Closing Date (other than the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations, and the documents incorporated by reference in the Prospectus and any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date (other than the financial statements and related schedules and other financial and statistical data contained therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

            (xi) To such counsel's knowledge, the Company is not a party to any contract or agreement of a character required to be described or incorporated by reference in the Initial Registration Statement, the 462(b) Registration Statement, the Prospectus or the Prospectus Supplement or to be filed as an exhibit to the Initial Registration Statement or the 462(b) Registration Statement that has not been described or filed as required.

            (xii) To such counsel's knowledge, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right or who have been given proper notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

            (xiii) The Company is not an "investment company" within the meaning of the Investment Company Act and the rules and regulations of the Commission thereunder.

            Such counsel shall also have furnished to the Representatives a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that (A) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto) and (B) based on such counsel's examination of the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement (including all documents incorporated or deemed to be incorporated by reference therein and the exhibits thereto) and conferences with certain officers and employees of and with auditors for the Company as well as the Underwriters and counsel to the Underwriters, and although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of any statements contained in the Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement, except for those referred to in the opinion in subsection (vii) of this Section 6(d), nothing has come to its attention that has led it to believe that the Initial Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, the Preliminary Prospectus Supplement and the Prospectus Supplement, as of their respective dates and at the date of such opinion letter, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no belief as to the financial statements or schedules or other financial or statistical data derived from such financial statements and contained therein or included or incorporated by reference in the Initial Registration Statement, the Prospectus, the Preliminary Prospectus Supplement or the Prospectus Supplement.

      (e) Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., intellectual property counsel to the Company, shall have furnished to the Representatives on each Closing Date, such counsel's written opinion, as counsel to the Company, addressed to the Underwriters and dated on each Closing Date, in form and substance substantially similar to that set forth in Exhibit B hereto.

      (f) The Representatives shall have received from Morrison & Foerster LLP, counsel for the Underwriters, on each Closing Date, such opinion or opinions, dated as of such Closing Date, with respect to such matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for enabling them to pass upon such matters.

      (g) At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters and dated such date, in form and substance satisfactory to the Representatives, (i) confirming that they are independent certified registered public accountants with respect to the Company within the meaning of the Securities Act and the Rules and Regulations and (ii) stating the conclusions and findings of such firm with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

      (h) On each Closing Date, the Representatives shall have received a letter (the "bring-down letter") from Ernst & Young LLP addressed to the Underwriters and dated as of such Closing Date confirming, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to Section 6(g).

      (i) The Company shall have furnished to the Representatives on each Closing Date a certificate, dated as of such Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that (i) such officers have carefully examined the Registration Statements, the Prospectus and, in their opinion, the Registration Statements as of their respective effective dates and the Prospectus (including the Preliminary Prospectus Supplement and the Prospectus Supplement and all documents included by reference in the Prospectus), as of the respective dates thereof, did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) since the effective date of the Initial Registration Statement no event has occurred which should have been set forth in a supplement or amendment to the Registration Statements or the Prospectus that was not so set forth, (iii) to the best of their knowledge after reasonable investigation, as of the Closing Date, the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, and (iv) subsequent to the date of the most recent financial statements included or incorporated by reference in the Prospectus, there has been no material adverse change in the financial position or results of operation of the Company, or any change, or any development including a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Company taken as a whole, except as set forth in the Prospectus.

      (j) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus (i) any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any organized labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus
      (ii), except as disclosed in the Registration Statements and the Prospectus, the Company shall not have (A) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business, (B) entered into any transaction not in the ordinary course of business or (C) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock.

      (k) No action shall have been taken by, and no statute, rule, regulation or order shall have been enacted, adopted or issued by, any governmental agency or body which would, as of any Closing Date, prevent the issuance or sale of the Stock or materially and adversely affect, or which is, as of any Closing Date, reasonably expected to materially and adversely affect, the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Stock or materially and adversely affect, or which is, as of any Closing Date, reasonably expected to materially and adversely affect, the business or operations of the Company.

      (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States; or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions in the United States (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Stock on the terms and in the manner contemplated in the Prospectus Supplement.

      (m) The Company shall have filed such applications and paid such fees as are necessary to include the Stock on the Nasdaq National Market System and satisfactory evidence of such actions shall have been provided to the Representatives.

      (n) SG Cowen shall have received the written agreements, substantially in the form of Exhibit A hereto, of the officers and directors of the Company listed in Schedule B to this Agreement.

      All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.    INDEMNIFICATION AND CONTRIBUTION.

      (a) The Company shall indemnify and hold harmless each Underwriter, its officers, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of the Securities Act (collectively the "Underwriter Indemnified Parties" and, each an "Underwriter Indemnified Party") against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof, to which that Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or expense, or any action in respect thereof, arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement, the Prospectus Supplement, the Registration Statements, the Prospectus or any issuer free writing prospectus or, in each case, in any amendment or supplement thereto or (ii) the omission or alleged omission to state in the Preliminary Prospectus Supplement, the Prospectus Supplement, the Registration Statements, the Prospectus or any issuer free writing prospectus, or, in each case, in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each Underwriter Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating or preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or expense, or any action in respect thereof, as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense, or any action in respect thereof, arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Preliminary Prospectus Supplement, the Prospectus Supplement, the Registration Statements or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters' Information (as defined in Section 17). This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

      (b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers, employees, representatives and agents, each of its directors and each person, if any, who controls the Company within the meaning of the Securities Act (collectively the "Company Indemnified Parties" and each a "Company Indemnified Party"), against any loss, claim, damage, liability or expense, joint or several, or any action in respect thereof, to which the Company Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or expense, or any action in respect thereof, arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus Supplement, the Prospectus Supplement, the Registration Statements or the Prospectus or in any amendment or supplement thereto or
      (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for use therein, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such parties in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or expense, or any action in respect thereof, as such expenses are incurred; provided, that the parties hereto hereby agree that such written information provided by the Underwriters consists solely of the Underwriters' Information. This indemnity agreement is not exclusive and will be in addition to any liability which the Underwriters might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to the Company Indemnified Parties.

      (c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this
      Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by counsel satisfactory to the indemnifying party that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (plus the fees and expenses of local counsel in any jurisdiction in which claims are asserted against any indemnified parties), which firm shall be designated in writing by SG Cowen, if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party, or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 7(a) and 7(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. Subject to the provisions of Section 7(d) below, no indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

      (d) If at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel to which the indemnified party is entitled to be reimbursed pursuant to Section 7(c), such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 7 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with the request for reimbursement for fees and expenses of counsel prior to the date of such settlement.

      (e) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage, liability or expense, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to the Stock purchased under this Agreement, in each case as set forth in the table on the cover page of the Prospectus Supplement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission; provided, that the parties hereto agree that the written information furnished to the Company through the Representatives by or on behalf of the Underwriters for use in any Preliminary Prospectus, either of the Registration Statements or the Prospectus consists solely of the Underwriters' Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, liability or expense, or action in respect thereof, referred to above in this Section 7(e) shall be deemed to include, for purposes of this Section 7(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
      Section 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public were offered to the public less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
      Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      The Underwriters' obligations to contribute as provided in this Section 7(e) are several in proportion to their respective underwriting obligations and not joint.

8. TERMINATION. The obligations of the Underwriters hereunder may be terminated by SG Cowen, in its absolute discretion by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 6(j) or 6(l) have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) this Agreement shall have been terminated pursuant to Section 8 or 10, (b) the Company shall fail to tender the Stock for delivery to the Underwriters for any reason not permitted under this Agreement, or (c) the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement, the Company shall reimburse the Underwriters for the fees and expenses of their counsel and for such other out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to SG Cowen. If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

10. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall default in its or their obligations to purchase shares of Stock hereunder and the aggregate number of shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed ten percent (10%) of the total number of shares underwritten, the other Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the shares which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters shall so default and the aggregate number of shares with respect to which such default or defaults occur is more than ten percent (10%) of the total number of shares underwritten and arrangements satisfactory to the Representatives and the Company for the purchase of such shares by other persons are not made within 48 hours after such default, this Agreement shall terminate.

      If the remaining Underwriters or substituted Underwriters are required hereby or agree to take up all or part of the shares of Stock of a defaulting Underwriter or Underwriters as provided in this Section 10, (i) the Company shall have the right to postpone the Closing Date[s] for a period of not more than five (5) full business days in order that the Company may effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees promptly to file any amendments to the Registration Statement or supplements to the Prospectus which may thereby be made necessary, and (ii) the respective numbers of shares to be purchased by the remaining Underwriters or substituted Underwriters shall be taken as the basis of their underwriting obligation for all purposes of this Agreement. Nothing herein contained shall relieve any defaulting Underwriter of its liability to the Company or the other Underwriters for damages occasioned by its default hereunder. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of any non-defaulting Underwriter or the Company, except expenses to be paid or reimbursed pursuant to Sections 5 and 9 and except the provisions of Section 7 shall not terminate and shall remain in effect.

11. SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties, and the indemnities of the several Underwriters shall also be for the benefit of the Company Indemnified Parties. It is understood that the Underwriters' responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

12. ABSENCE OF FIDUCIARY RELATIONSHIP. The Company acknowledges and agrees that:

      (a) each Underwriter's responsibility to the Company is solely contractual in nature, the Representatives have been retained solely to act as underwriters in connection with the sale of the Stock and no fiduciary, advisory or agency relationship between the Company and the Representatives have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether any of the Representatives have advised or is advising the Company on other matters;

      (b) the price of the Stock set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

      (c) it has been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representatives have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

      (d) it waives, to the fullest extent permitted by law, any claims it may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representatives shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

13. SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC. The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Stock.

14. NOTICES. All statements, requests, notices and agreements hereunder shall be in writing, and:

      (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to SG Cowen & Co., LLC, 1221 Avenue of the Americas, New York, New York 10020, Attention: Michelle Bowe (Fax:
      212-278-7995);

      (b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to OXiGENE, Inc., Attention: Frederick W. Driscoll (Fax: 781-547-5910), with a copy to Jonathan L. Kravetz, Esq. (Fax:
      617-542-2241).

15. DEFINITION OF CERTAIN TERMS. For purposes of this Agreement, (a) "business day" means any day on which the New York Stock Exchange, Inc. is open for trading and (b) "subsidiary" has the meaning set forth in Rule 405 under the Securities Act.

16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17. UNDERWRITERS' INFORMATION. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Underwriters' Information consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering by the Underwriters; and (ii) the statements concerning the Underwriters contained under the heading "Underwriting."

18. AUTHORITY OF THE REPRESENTATIVES. In connection with this Agreement, you will act for and on behalf of the several Underwriters, and any action taken under this Agreement by the Representatives, will be binding on all the Underwriters.

19. PARTIAL UNENFORCEABILITY. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20. GENERAL. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement. This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

21. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      If the foregoing is in accordance with your understanding of the agreement between the Company, and the several Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

                                        Very truly yours,

                                        OXiGENE, Inc.

                                        By: /s/ Frederick W. Driscoll
                                           -------------------------------------
                                           Name: Frederick W. Driscoll
                                           Title: President and Chief Executive
                                                  Officer

Accepted as of
the date first above written:
SG COWEN & CO., LLC
LAZARD CAPITAL MARKETS LLC
Acting on their own behalf
     and as Representatives of several
     Underwriters referred to in the
     foregoing Agreement.

By: SG COWEN & CO., LLC

By: /s/ William B. Buchanan, Jr.
   -------------------------------------
   Name: William B. Buchanan, Jr.
   Title: Head of Equity Capital Markets

                                   SCHEDULE A

                                                       Number          Number of
                                                       of Firm         Optional
                                                       Shares           Shares
                                                        to be            to be
Name                                                  Purchased        Purchased
----
SG Cowen & Co., LLC                                   3,530,000          529,500

Lazard Capital Markets LLC                            2,610,000          391,500

Maxim Group LLC                                          60,000            9,000

Montgomery & Co., LLC                                    60,000            9,000

Sanders Morris Harris Inc.                               60,000            9,000

WBB Securities, LLC                                      60,000            9,000

Wedbush Morgan Securities Inc.                           60,000            9,000

Wunderlich Securities, Inc.                              60,000            9,000

Total                                                 6,500,000          975,000
                                                      =========        =========

                                   SCHEDULE B

Joel-Tomas Citron
Frederick W. Driscoll
James B. Murphy
Arthur B. Laffer
William N. Shiebler
Per-Olof Soderberg
J. Richard Zecher
David Chaplin
Scott Young
Richard Chin